SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 23, 2015

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

On November 12, 2015, International Stem Cell Corporation (the “Company”) filed its Quarterly Report on Form 10-Q for the period ended September 30, 2015 (the “November Quarterly Report”) reporting 2,455,401 shares outstanding as of November 9, 2015.

From November 10, 2015 through November 23, 2015, the Company has issued an additional 278,816 shares of common stock in transactions that were not registered under the Securities Act of 1933, with the issuances on November 23, 2015 resulting in an increase in the number of shares of common stock outstanding by more than 5% compared to the number of shares last updated in the November Quarterly Report. The Company has issued a total of 278,816 shares of common stock to Dr. Andrey Semechkin, Chief Executive Officer and Co-Chairman of the Board of Directors and Dr. Russell Kern, Executive Vice President and Chief Scientific Officer upon conversion of their Series H-1 Convertible Preferred Stock. The shares of common stock issued upon conversion of shares of Series H-1 Convertible Preferred Stock were issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act of 1933. Reflecting these issuances, as of November 23, 2015, the Company had 2,734,217 shares of common stock outstanding.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Stem Cell Corporation

	By:	/s/ Mahnaz Ebrahimi
Mahnaz Ebrahimi
Chief Financial Officer

Dated: November 30, 2015